SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 --------------


      Date of Report (Date of earliest event reported): September 28, 1999


                             ITI TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-24900                06-1340453
(State of other jurisdiction     (Commission File Number)    (I.R.S. Employer
      of incorporation)                                     Identification No.)


                             ITI TECHNOLOGIES, INC.
                            2266 SECOND STREET NORTH
                           NORTH SAINT PAUL, MN 55109
          (Address of principal executive offices, including Zip Code)

                                 (612) 777-2690
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On September 28, 1999, ITI Technologies, Inc., a Delaware corporation ("ITI"), agreed to merge (the "Merger") with SLC Technologies, Inc., a Delaware corporation ("SLC"). The terms of the Merger are set forth in an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of September 28, 1998 between SLC and ITI. In the Merger, SLC's outstanding common stock will be converted into 15,170,640 shares of ITI's common stock. ITI stockholders may elect to receive $36.50 in cash at closing for each share of ITI common stock owned, subject to the limitation that no more than 50 percent of the total number of shares of ITI common stock outstanding immediately prior to the closing will be exchanged for cash. If ITI stockholders elect to exchange more than 50 percent of the outstanding shares of ITI common stock for cash, then the shares to be exchanged will be reduced on a pro rata basis so that 50 percent of the outstanding shares of ITI common stock immediately prior to the closing are exchanged for cash. As a result of the transaction, the current stockholder of SLC, Berwind Group Partnership, will have a 63.5 percent ownership interest in ITI (on an equivalent shares basis calculated under the treasury stock method), without giving effect to the cash election, or 78 percent ownership stake after giving effect to the cash election and assuming that 50 percent of the outstanding shares of ITI common stock are exchanged for cash.

         The transaction will be treated as a purchase by SLC for accounting purposes. The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, except for shares exchanged for cash.

         Consummation of the Merger is subject to various conditions, including
(i) receipt of approval by the stockholders of ITI; (ii) receipt by SLC of a supplemental ruling from the Internal Revenue Service on certain matters; (iii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act; and (iv) satisfaction of certain other conditions.

         In connection with the Merger Agreement, certain ITI stockholders have entered into agreements by which they have agreed, among other things, to vote their stock in favor of the Merger and have granted irrevocable proxies to SLC for that purpose.

         A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

         A copy of Amendment No. 1 to Rights Plan is attached as Exhibit 4.1A and is incorporated by reference herein. The foregoing description of the Rights Plan is qualified in its entirety by reference to the full text of the Rights Plan.

         A copy of the joint press release of September 29, 1999, regarding the Merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of such press release is qualified in its entirety by reference to the full text of such press release.

         A copy of the presentation to investors, dated September 29, 1999, regarding the Merger and given jointly by ITI and SLC is attached as Exhibit
99.2 hereto and is incorporated by reference herein. The foregoing description of such presentation is qualified in its entirety by reference to the full text of such presentation.

         This release contains forward-looking statements about future business operations, financial performance and market conditions. Such statements are subject to certain risks, uncertainties and other factors that can affect ITI's business and cause actual results to differ materially from those contained in any forward-looking statements, including changing economic conditions, international trade and monetary factors, risks associated with mergers, such as difficulties in assimilating operations, systems and products of the two companies, the diversion of management's attention from other business concerns and the risk of entering new markets, and the factors described in ITI's annual and quarterly reports on Forms 10-K and 10-Q (copies of such reports may be obtained from ITI or reviewed on the SEC EDGAR system at http://www.sec.gov).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

                    2.1 Agreement and Plan of Merger and Reorganization dated September 28, 1999 between ITI Technologies, Inc. and SLC Technologies, Inc.

                    4.1A Amendment No. 1 to Rights Plan dated September 28, 1999 between ITI Technologies, Inc. and Norwest Bank Minnesota, National Association.

                   99.1 Joint press release issued by ITI Technologies, Inc. and SLC Technologies, Inc.

                   99.2    Materials used for investor presentations.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  September 30, 1999

                                           ITI TECHNOLOGIES, INC.



                                           By:/s/Charles A. Durant
                                              ----------------------------------
                                               Charles A. Durant
                                               Secretary



                                      -3-